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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 -------------

                               AMENDMENT NO. 1 TO

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         D.G. JEWELLERY OF CANADA LTD.
             (Exact name of Registrant as specified in its charter)

        Ontario                                                n/a
------------------------                           ---------------------------
(State of Incorporation)                                 (IRS Employer
                                                       Identification No.)

1001 Petrolia Road                                                 M3J 2X7
Toronto, Ontario                                                  ----------
(Address of principal executive offices)                           (Zip Code)

If this form relates to the regis-          If this form relates to the regis-
tration of a class of securities pur-       tration of a class of securities
suant to Section 12(b) of the Exchange      pursuant to Section 12(g) of the
Act and is effective pursuant to            Exchange Act and is effective pur-
General Instruction A.(c), please           suant to General Instruction A.(d),
check the following box.  [ ]               please check the following box.  [X]

Securities Act registration statement file number to which this form relates: n/a

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to registered pursuant to Section 12 (g) of the Act:

Common Stock, $.01 par value
Common Stock Purchase Warrants

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Item 1.  Description of Registrant's Securities to be registered.

         This registration statement relates to the registration of common stock, $.01 par value (the "Common Stock") and Common Stock Purchase Warrants (the "Warrants") of D.G. Jewellery of Canada, Ltd. (the "Company") to be registered with the Securities and Exchange Commission (the "Commission") pursuant to Section 12(g) under the Securities and Exchange Act of 1934 (the "1934 Act"), which were previously registered pursuant to Section 12(b) of the 1934 Act.

         The description of the Common Stock and Warrants to be registered hereunder is set forth on page 41 of the Company's Registration Statement on Form SB-2, Registration No. 333-6218 (the "Registration Statement") (Post-Effective Amendment No.2), filed with the Commission on March 27, 1997, which Registration Statement and description is incorporated herein by reference.

Item 2.  Exhibits.

         1.1 Post-effective Amendment No. 2 to the Company's Registration Statement on Form SB-2 filed March 27, 1997 (SB-2 Registration Statement")
         2.1 Articles of Incorporation of the Company (incorporated by reference to the Company's SB-2 Registration Statement, Part II, Exhibit 3(a))
         2.2 By-laws of the Company (incorporated by reference to the Company's SB-2 Registration Statement, Part II, Exhibit 3(b))
         2.3 Form of Warrant Agreement between the Company, American Stock Transfer & Trust Company, and Joseph Dillon & Company, Inc. (incorporated by reference to the Company's SB-2 Registration Statement, Part II, Exhibit 4(d))
         3.1 Form of Common Stock Certificate (incorporated by reference to the Company's SB-2 Registration Statement, Part II,
                  Exhibit 4(a))
         3.2 Form of Redeemable Common Stock Purchase Warrant (incorporated by reference to the Company's SB-2 Registration Statement, Part II, Exhibit 4(b))


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          D.G. Jewellery of Canada, Ltd.
                                          (Registrant)

Dated: May 25, 1999                       By: /s/ Samuel Jacob Berkovits
                                             ----------------------------------
                                                  Samuel Jacob Berkovits
                                                  President